Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 21, 2002, included in Xcel Energy’s previously filed Registration Statement on Form S-3 No. 333-82352 (relating to Xcel Energy Inc.’s $1,000,000,000 Debt Securities, Common Stock, and Rights to Purchase Common Stock), Registration Statement on Form S-3 No. 333-74996 (relating to the Xcel Energy Inc. Direct Purchase Plan), Registration Statement on Form S-8 No. 333-54460 (relating to the Xcel Energy Inc. Executive Annual Incentive Award Plan), Registration Statement on Form S-8 No. 333-51786 (relating to the Xcel Energy Inc. Executive Long-Term Incentive Award Stock Plan), Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to the New Century Energies, Inc. Omnibus Incentive Plan; Public Service Company of Colorado Omnibus Incentive Plan; Southwestern Public Service Company 1989 Stock Incentive Plan; Southwestern Public Service Company Employee Investment Plan; and Southwestern Public Service Company Directors’ Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration Statement on Form S-8 No. 333-48590 (relating to the Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy Inc.’s $1,000,000,000 Principal Amount of Debt Securities), Registration Statement on Form S-3 No. 333-36270 (relating to Xcel Energy Inc.’s Direct Purchase Plan), and Registration Statement on Form S-3 No. 333-35482 (relating to the acquisition of Natrogas, Inc.).

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP
Minneapolis, Minnesota
February 25, 2002